                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT


      This Agreement dated as of May 7, 1996 is entered into by and among FlexiInternational Software, Inc., a Delaware corporation (the "Company"), and the persons listed on Exhibit A hereto (the "Purchasers").

      In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

      1. Sale of the Shares.

            1.1 The Shares. The Company has authorized the issuance and sale of up to an aggregate of 4,884,327 shares (the "Shares") of its Series C Convertible Preferred Stock, $.01 par value per share (the "Series C Preferred Stock"), at a purchase price of $1.65 per share to William Blair Capital Partners V, L.P. ("WBC"), Menlo Ventures VI, L.P., ("Menlo VI"), Menlo Entrepreneurs Fund VI, L.P. ("Entrepreneurs VI"), Primus Capital Fund III Limited Partnership ("Primus"), and Furman Selz SBIC, L.P. ("Furman Selz") (WBC, Menlo VI, Entrepreneurs VI, Primus and Furman Selz are sometimes collectively referred to herein as the "Purchasers") in the respective amounts set forth on Exhibit A hereto. The designation, rights, preferences and other terms and conditions relating to the Series C Preferred Stock shall be as set forth in the Certificate of Amendment attached hereto as Exhibit B (the "Certificate of Amendment"). The Company has, or before the Closing (as defined below) will have, adopted and filed the Certificate of Amendment with the Secretary of State of the State of Delaware.

            1.2 Closing. The closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts 02109 at 12:00 p.m. on May 7, 1996, or at such other time, date and place as are mutually agreeable to the Company and special counsel to the Purchasers, but in no event later than May 31, 1996. At the Closing, the Company shall deliver to each of the Purchasers a certificate for the number of Shares being purchased by such Purchaser, registered in the name of such Purchaser, against payment to the Company of the purchase price therefor, by wire transfer, check, or other method acceptable to the Company, provided that a portion of the purchase price payable, respectively, by WBC, Menlo VI, Entrepreneurs VI and Primus equal in amount (in each case, rounded to the amount set forth opposite such party's respective name on Exhibit A hereto) to the outstanding principal and interest accrued to and including April 30, 1996 under the Convertible Promissory Notes issued by the Company to them pursuant to the letter agreement, dated October 25, 1995, among them and the Company (the "Letter Agreement") in the respective aggregate principal amounts of $759,235.22, $1,479,052.64, $22,185.55 and $739,526.59 shall be paid by the cancellation and surrender of such Notes (with any additional interest on such Notes accrued after April 30, 1996 in the event that the Closing does not occur until after such date payable by the Company to the respective holders of
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such Notes, in cash, on the date of the Closing). The date of the Closing is hereinafter referred to as the "Closing Date." If at the Closing any of the conditions specified in Section 4 shall not have been fulfilled, each of the Purchasers shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

            1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Shares for working capital and general corporate purposes.

            1.4 Cancellation of Certain Warrants. The warrants to purchase up to an aggregate of 500,000 shares of the Company's Common Stock granted to WBC, Menlo VI, Entrepreneurs VI and Primus pursuant to the Letter Agreement (the "Warrants") shall be cancelled and terminated, prior to exercise, as of the Closing Date.

      2. Representations of the Company. Subject to and except as disclosed by the Company in Exhibit C hereto, the Company hereby represents and warrants to each of the Purchasers as follows:

            2.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of Connecticut and in every other jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company. The Company has furnished to special counsel to the Purchasers true and complete copies of its Certificate of Incorporation and By-Laws, each as amended to date and presently in effect.

            2.2 Capitalization. The authorized capital stock of the Company on the date hereof, after filing the Certificate of Amendment with the Secretary of State of the State of Delaware, but prior to the consummation of the transactions contemplated by this Agreement, shall consist of 25,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), of which 5,134,350 shares shall be issued and outstanding, and 13,027,874 shares of Preferred Stock, $.01 par value per share, of which (i) 2,840,517 shares have been designated as Series A Preferred, of which 2,784,483 shares shall be issued and outstanding, (ii) 5,000,000 shares shall have been designated as Series B Preferred, of which 2,813,000 shares shall be issued and outstanding, and (iii) 5,187,357 shares shall have been designated as Series C Preferred, none of which shares shall be issued or outstanding. All of the issued and outstanding shares of Common Stock and all of the issued and outstanding shares of

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Series A Preferred Stock and Series B Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in Exhibit C hereto or provided in this Agreement, the Company's Certificate of Incorporation or that certain Series B Preferred Stock Purchase Agreement, dated as of January 20, 1995, among the Company and certain of the Purchasers, or the agreements and instruments contemplated thereby and executed in connection therewith (collectively and as they may have been amended to date, the "Series B Agreements"), (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable Federal and state securities laws.

            2.3 Subsidiaries, Etc. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

            2.4 Stockholder List and Agreements. Attached as Exhibit D is a true and complete list of the stockholders of the Company, showing the number of shares of Common Stock or other securities of the Company held by each stockholder as of the date of this Agreement. Except as provided in this Agreement or the Series B Agreements, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best of the Company's knowledge, among any holders of its capital stock, relating to the acquisition (including without limitation rights of first refusal or pre-emptive rights), disposition, registration under the Securities Act of 1933, as amended (the "Securities Act"), or voting of the capital stock of the Company.

            2.5 Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares, when so issued, sold and delivered against payment there for in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable.

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            2.6 Authority for Agreement. The execution, delivery and performance by the Company of this Agreement and all other agreements required to be executed by the Company on or prior to the Closing pursuant to Section 4.4 (the "Ancillary Agreements"), and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company and, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting the rights of creditors generally, constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Certificate of Incorporation or By-Laws (each as amended to date) or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

            2.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Shares, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing. Based on the representations made by each of the Purchasers in Section 4 of this Agreement, the offer and sale of the Shares to each of the Purchasers will be in compliance with applicable Federal and state securities laws.

            2.8 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company, which questions the validity of this Agreement or the right of the Company to enter into it, or which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company, nor is there any litigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company by reason of the proposed activities of the Company, or negotiations by the Company with possible investors in the Company. In addition to the foregoing, to the best of the Company's knowledge after reasonable inquiry, there are no actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques

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allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

            2.9 Financial Statements. The Company has furnished to each of the Purchasers a complete and correct copy of the unaudited balance sheet of the Company (the "Balance Sheet") as at March 31, 1996 (the "Balance Sheet Date") and the related statements of operations for the fiscal year ended December 31, 1995, compiled by the Company (collectively, the "Financial Statements"). The Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of the Company, as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied, except that the Financial Statements have been prepared for the internal use of management and may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

            2.10 Absence of Liabilities. The Company did not have, at the Balance Sheet Date, any liabilities of any type which in the aggregate exceeded $10,000, whether absolute or contingent, which were not fully reflected on the Balance Sheet, and, since the Balance Sheet Date, the Company has not incurred or otherwise become subject to any such liabilities or obligations except in the ordinary course of business.

            2.11 Taxes. The amount shown on the Balance Sheet as provision for taxes is sufficient in all material respects for payment of all accrued and unpaid Federal, state, county, local and foreign taxes for the period then ended and all prior periods. The Company has filed or has obtained presently effective extensions with respect to all Federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the best of the Company's knowledge, threatened. The Company has not elected to be treated as a collapsible corporation pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.

            2.12 Property and Assets. The Company has good title to all of its material properties and assets, including all properties and assets reflected in the

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Balance Sheet, except those disposed of since the date thereof in the ordinary course of business, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those the material terms of which are described in the Balance Sheet.

            2.13 Intellectual Property. Set forth on Exhibit C is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyright registrations and licenses presently used by the Company or necessary for the conduct of the Company's business as conducted and as proposed to be conducted, as well as any agreement under which the Company has access to any confidential information used by the Company in its business (the "Listed Intellectual Property Rights"). The Company owns, or has the right to use under the agreements or upon the terms described in Exhibit C, all of the Listed Intellectual Property Rights and Other Intellectual Property Rights, and has taken all actions reasonably necessary to protect the Listed Intellectual Property Rights and Other Intellectual Property Rights. The business conducted or proposed by the Company does not and will not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other intellectual property rights of any other person or entity. To the best of the Company's knowledge after reasonable inquiry, the Company is not aware that any employee is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with (i) the performance of such employee's duties as an officer, employee or director of the Company,
(ii) the use of such employee's best efforts to promote the interests of the Company or (iii) the Company's business as conducted or proposed to be conducted. To the best of the Company's knowledge after reasonable inquiry, no other person or entity (including without limitation any prior employer of any employee of the Company) has any right to or interest in any Listed Intellectual Property Rights or Other Intellectual Property Rights utilized by the Company in its business. The term "Other Intellectual Property Rights" means, to the extent not included in the term "Listed Intellectual Property Rights," all (i) patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium).

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            2.14 Insurance. The Company maintains valid policies of workers'
compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

            2.15 Material Contracts and Obligations. Exhibit C sets forth a list of all material agreements or commitments of any nature to which the Company is a party or by which it is bound, including without limitation (a) each agreement which requires future expenditures by the Company in excess of $20,000 or which might result in payments to the Company in excess of $20,000, (b) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, (c) any agreement with any stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity and (d) any agreement relating to the Listed Intellectual Property Rights or Other Intellectual Property Rights. The Company has delivered or made available to special counsel to the Purchasers copies of such of the foregoing agreements as such counsel has requested. All of such agreements and contracts are valid, binding and in full force and effect.

            2.16 Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the best of the Company's knowledge after reasonable inquiry, of any provision of any state or Federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to materially adversely affect, the business, prospects, assets or condition, financial or otherwise, of the Company. To the best of the Company's knowledge after reasonable inquiry, no employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

            2.17 Absence of Changes. Since the Balance Sheet Date, there has been no material adverse change in the condition, financial or otherwise, net worth or results of operations of the Company, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a

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materially adverse effect on the business, prospects, properties or condition, financial or otherwise, of the Company.

            2.18 Employees. All employees of the Company have executed and delivered nondisclosure and assignment of invention agreements, and all of such agreements are in full force and effect. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the best of the Company's knowledge, threatened.

            2.19 ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974.

            2.20 Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

            2.21 Disclosures. The Company has fully provided or made available to each Purchaser with all the information that such Purchaser has requested for deciding whether to purchase the Shares. Neither this Agreement nor any Exhibit hereto, nor any report, certificate or instrument furnished to any of the Purchasers or their special counsel in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company knows of no information or fact which has or would have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company which has not been disclosed in Exhibit C.

            2.22 U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

            2.23 Related-Party Transactions. No employee, officer, or, to the best of the Company's knowledge without further inquiry, director of the Company or member of any such person's immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge without further inquiry, none of such persons has any direct or indirect ownership interest in any firm or

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corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. To the best of the Company's knowledge without further inquiry, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

            2.24 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

            2.25 Environmental and Safety Laws. To the best of its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

            2.26 Manufacturing and Marketing Rights. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

            2.27 Registration Rights. Except as provided in the Registration Rights Agreement or in the Series B Agreements, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

            2.28 Status as Qualified Small Business. On the Closing Date, the Company will be a "qualified small business" as defined in Section 1202(d) of the Code, and so long as the Shares are held by a Purchaser (or a transferee in whose hands the Shares are eligible to qualify as "qualified small business stock" as defined in Section 1202(c) of the Code), the Company will:

                  (a) use its best efforts to cause the Shares to qualify as qualified small business stock, provided that nothing herein shall restrict or prevent the Company's Board of Directors from carrying out its fiduciary obligations to act in the Company's best interests at all times, and provided further that the Company's

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best efforts undertakings hereunder shall terminate on the seventh anniversary of the Closing Date; and

                  (b) submit such reports to the Internal Revenue Service and to the Initial Purchasers as may be required pursuant to Section 1202(d)(1)(C) of the Code; and

                  (c) retain, until the applicable statute of limitations (including any extensions) has expired, copies of all tax returns, supporting work schedules and other records or information which may be relevant to such tax returns for all tax periods before and after the Closing and shall not destroy or otherwise dispose of any such records without first providing the Purchasers with a reasonable opportunity to review and copy the same. The Company shall keep the original copies of the records at its facilities in Connecticut and elsewhere, if applicable, and, at the Purchasers' expense, shall provide copies of the records to each Purchaser upon such Purchaser's request. Neither the furnishing of any information pursuant to this Section 2.28 nor any investigation by the Purchasers of the Company shall affect the Purchasers' rights to rely on the representations, warranties, agreements and covenants made by the Company elsewhere in this Agreement; and

                  (d) use its reasonable efforts to cooperate with the Purchasers in meeting applicable Small Business Investment Corporation certification and periodic reporting requirements.

            2.29 Indemnification of Officers and Directors. The Company's certificate of incorporation contains provisions for the indemnification of its officers and directors which, to the Company's best knowledge, provide the maximum indemnification available under Delaware law.

            2.30 No Discrimination. The Company does not in any manner or form discriminate, foster discrimination or permit discrimination against any person on the basis of such person belonging to any minority race or believing in any minority creed or religion.

      3. Representations of the Purchasers. Each of the Purchasers severally represents and warrants to the Company as follows:

            3.1 Accredited Investor. Such Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended.

            3.2 Investment. Such Purchaser is acquiring the Shares, and the shares of Common Stock into which the Shares may be converted, for his or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the


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same; and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

            3.3 Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Any Purchaser which is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

            3.4 Experience. Such Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which he or it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

      4. Conditions to the Obligations of the Purchasers. The obligation of each of the Purchasers to purchase Shares at the Closing is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the Closing:

            4.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 2 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

            4.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

            4.3 Opinion of Counsel. Each Purchaser shall have received an opinion from Hale and Dorr, counsel for the Company, dated the Closing Date, addressed to the Purchasers, substantially in the form attached hereto as Exhibit E.

            4.4 Ancillary Agreements.

                  (a) The Stockholders' Voting Agreement attached hereto as Exhibit F shall have been executed and delivered by all parties thereto. All such action shall have been taken as may be necessary to elect a Board of Directors of the


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Company, effective upon the Closing, in accordance with the Stockholders' Voting
Agreement.

                  (b) The Registration Rights Agreement attached hereto as Exhibit G shall have been executed and delivered by all parties thereto.

                  (c) The Right of First Refusal and Co-Sale Agreement attached hereto as Exhibit H shall have been executed and delivered by all parties thereto.

                  (d) The Participation Agreement attached hereto as Exhibit I shall have been executed and delivered by all parties thereto.

            4.5 Small Business Concern Documents. The Company shall have executed and delivered to each Purchaser who requests them a Size Status Declaration on SBA Form 480 and an Assurance to Compliance on SBA Form 652, and shall have provided to each Purchaser who so requests information necessary for the preparation of a Portfolio Financing Report on SBA Form 1031.

            4.6 Certificates and Documents. The Company shall have delivered to special counsel to the Purchasers:

                  (a) The Certificate of Incorporation of the Company, as amended and in effect as of the Closing Date (including the Certificate of Amendment), certified by the Secretary of State of the State of Delaware;

                  (b) Certificates, as of the most recent practicable dates, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware and the Secretary of the State of the State of Connecticut;

                  (c) By-laws of the Company, certified by its Secretary or Assistant Secretary as of the Closing Date; and

                  (d) Resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.

            4.7 Compliance Certificate. The Company shall have delivered to the Purchasers a certificate, executed by the Chairman of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 4.1, 4.2, 4.4, 4.5 and 4.6 of this Agreement.

            4.8 Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

      5. Condition to the Obligations of the Company. The obligations of the Company under Section 1.2 of this Agreement are subject to fulfillment, or the waiver, of the following condition on or before the Closing:

            5.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchasers contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

            5.2 Cancellation of Warrants. The Warrants shall have been cancelled and terminated, prior to exercise, at or prior to the Closing.

      6. Covenants of the Company.

            6.1 Financial Statements and Other Information.

                  (a) The Company shall deliver to each Major Purchaser (as defined in paragraph (c) below):

      (i) as soon as available, but in any event within 30 days after commencement of each new fiscal year, a business plan and projected financial statements for the upcoming fiscal year, in reasonable detail and broken down on a monthly basis; and

      (ii) within 20 days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form (x) the Company's projected financial statements for the corresponding periods for the current fiscal year and (y) the Company's financial statements for the corresponding periods for the prior fiscal year.

                  (b) On an annual basis, the Company shall have an audit performed by a nationally recognized accounting firm.

                  (c) For purposes of this Agreement, the term "Major Purchaser" shall mean a Purchaser holding not less than 250,000 Shares. For purposes of determining the number of Shares held by a Purchaser, the foregoing number shall be adjusted for any stock splits, stock dividends, recapitalizations or similar events. Notwithstanding the foregoing, the Shares shall not include Shares which have been converted into Common Stock or Shares sold or distributed to persons other than the Purchasers (including without limitation Shares acquired by affiliates, shareholders or partners of Purchasers).

            6.2 Key Man Insurance. For a period of five years after the Closing Date, the Company shall maintain term life insurance upon the lives of Stefan R. Bothe and James W. Schenck in the amount of $2,500,000 each, with the proceeds payable to the Company.

            6.3 Nondisclosure Agreements. The Company shall require all persons now or hereafter employed by the Company to maintain or enter into nondisclosure and assignment of inventions agreements in such form as may be approved by the Board of Directors of the Company.

            6.4 Expenses of Directors. The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company and who is a representative of any Purchaser for all of his or her reasonable out-of-pocket expenses (including airfare) incurred (a) in attending each meeting of the Board of Directors of the Company or any committee thereof and
(b) subject to the prior approval of the Chief Executive Officer of the Company, when otherwise acting on behalf of the Company.

            6.5 Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

            6.6 Director and Officer Liability Insurance. The Company shall use its best efforts to obtain and keep director and officer liability insurance in the minimum amount of $1,000,000; provided, however, that such coverage becomes available at commercially reasonable rates. Such coverage shall be kept in place so long as any representative of the Purchasers serves on the Company's Board of Directors.

            6.7 Indemnification of Officers and Directors. The Company shall maintain in effect the indemnification provisions currently contained in its certificate of incorporation for so long as any representative of any Purchaser serves on its Board of Directors.

            6.8 [Reserved]

            6.9 Termination of Covenants. The covenants of the Company contained in this Section 6 shall terminate, and be of no further force or effect, upon the effective date of a registration statement filed by the Company under the

Securities Act covering the Company's first public offering of common stock at a price of not less than $3.30 per share (appropriately adjusted to reflect any stock dividend, stock split, combination or similar recapitalization affecting such shares) and resulting in gross proceeds to the Company of at least $10,000,000.

      7. Transfer of Shares.

            7.1 Restricted Shares. "Restricted Shares" means (i) the Shares,
(ii) the shares of Common Stock issued or issuable upon conversion of the Shares, (iii) any shares of capital stock of the Company acquired by the Purchasers pursuant to the Right of First Refusal and Co-Sale Agreement, and
(iv) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (i) upon any sale pursuant to the Registration Rights Agreement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (ii) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

            7.2 Requirements for Transfer.

                  (a) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or
(ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this Section 7 to the same extent as if he were an original Purchaser hereunder, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

            7.3 Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

      The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

      8. Miscellaneous.

            8.1 Successors and Assigns. Unless otherwise provided herein, this Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which Shares are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company.

            8.2 Confidentiality.

                  (a) All disclosures of technology, ideas, formulas, processes, inventions and other technical, financial, business and customer information ("Information") made to the Purchasers will be deemed non-confidential unless specifically designated at the time of disclosure as including Information which is confidential to the Company. Such confidential Information will contain an appropriate legend identifying the Information as confidential. If such disclosure is made other than in writing, it shall be identified at the time of disclosure as being confidential and shall be confirmed in a writing within 20 days following such disclosure. The writing will specifically recite that which is confidential in sufficient detail to allow the Purchasers to identify that Information deemed to be confidential.

                  (b) Each Purchaser agrees to use the same care and discretion to avoid disclosure, publication or dissemination of received confidential Information as that Purchaser employs with respect to similar information of its own which it does not desire to publish, disclose or disseminate; provided, however, that a Purchaser may disclose such Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with the Purchaser's investment in the Company, (ii) to any prospective purchaser of any Shares from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section, (iii) to any affiliate of such Purchaser or to a Partner, shareholder or subsidiary of such Purchaser or (iv) in response to a valid judicial or governmental order or if necessary to establish rights under this Agreement. Moreover, the obligations of confidentiality contained in this Section will not apply to any Information that: (i) is already in the possession of, or is independently developed by, the Purchasers, (ii) is or becomes publicly available without breach of this Section, (iii) is rightly received from a third party or (iv) the Company makes available to other parties without restriction.

            8.3 Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

            8.4 Expenses. The Company shall pay the reasonable costs and expenses of Gunderson Dettmer Stough Villeneuve Franklin & Hachigan, LLP, special counsel to the Purchasers, in connection with the preparation of this Agreement and the other agreements contemplated hereby and the closing of the transactions contemplated hereby, up to a maximum of $7,500.00. Notwithstanding the foregoing, in the event that the transactions contemplated by this Agreement do not close for any reason, each party shall be responsible for its own legal costs incurred.

            8.5 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

      If to the Company, at Two Enterprise Drive, Shelton, Connecticut 06484,
Attention: Chairman, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to John K. P. Stone, III, Esq., Hale and Dorr, 60 State Street, Boston, MA 02109;

      If to a Purchaser, at his or its address set forth on Exhibit A or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser, with a copy to Steven M. Spurlock, Esq., Gunderson Dettmer Stough Villeneuve Franklin & Hachigan, LLP, 600 Hansen Way, Second Floor, Palo Alto, California 94304.

      Notices provided in accordance with this Section 8.5 shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

            8.6 Brokers. The Company and each Purchaser (i) represents and warrants to the other parties hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

            8.7 Entire Agreement. This Agreement and the Ancillary Agreements embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

            8.8 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 64% of the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, and Series C Convertible Preferred Stock, all acting together as a single class of Preferred Stock. Any amendment or waiver effected in accordance with this Section 8.8 shall be binding upon each holder of any Shares (including shares of Common Stock into which such Shares have been converted), each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

            8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

            8.10 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

            8.11 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            8.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.




                [Remainder of this page intentionally left blank]

      EXECUTED as of the date first above written.


                                    COMPANY:

                                    FlexiInternational Software, Inc.


                                    By:   /s/ Stefan Bothe
                                        -------------------------------------
                                    Title:


                                    PURCHASERS:

                                    William Blair Capital Partners V, L.P.

                                    By:   William Blair Capital Management
                                          Company, L.L.C., its General Partner


                                    By:   /s/ Ellen Carnahan
                                        -------------------------------------
                                          Managing Director


                                    Menlo Ventures VI, L.P.

                                    By:   MV Management VI, L.P.,
                                          its General Partner


                                    By:   /s/ Thomas Bredt
                                        -------------------------------------
                                             General Partner


                                    Menlo Entrepreneurs Fund VI, L.P.

                                    By:   MV Management VI, L.P.,
                                          its General Partner


                                    By:   /s/ Thomas Bredt
                                        -------------------------------------
                                             General Partner

                                    Primus Capital Fund III
                                    Limited Partnership

                                    By:   Primus Venture Partners III
                                          Limited Partnership, its General
                                          Partner

                                    By:   Primus Venture Partners, Inc., its
                                          General Partner


                                    By:  /s/ Jonathan E. Dick
                                        -------------------------------------
                                        Title:  Executive Vice President


                                    Furman Selz SBIC, L.P.

                                    By:   Furman Selz SBIC Investments LLC, its
                                          General Partner


                                    By:   /s/ James Luikart
                                        -------------------------------------
                                        Title:  Vice President



                                    /s/ Terrence M. Quinn
                                   ------------------------------------------
                                    Terrence M. Quinn

                                    EXHIBIT A

                             Schedule of Purchasers


                                        Shares                Purchase
     Name and Address                  Purchased                Price
     ----------------                  ---------                -----

William Blair Capital                     468,978             $773,813.70
  Partners V, L.P.
222 West Adams Street
Chicago, IL  60606

Menlo Ventures VI, L.P.                   914,066           $1,508,208.90
300 Sand Hill Road
Building 4, Suite 100
Menlo Park, CA  94025

Menlo Entrepreneurs                        13,711              $22,623.15
  Fund VI, L.P.
300 Sand Hill Road
Building 4, Suite 100
Menlo Park, CA  94025

Primus Capital Fund III                   457,269             $754,493.85
  Limited Partnership
Suite 2700
One Cleveland Center
Cleveland, OH  44114

Furman Selz SBIC, L.P.                  2,984,848           $4,924,999.20
230 Park Avenue
New York, NY  10169

Terrence M. Quinn                          45,455              $75,000.75
230 Park Avenue
New York, NY  10169
                                        4,884,327           $8,059,139.55
                                        =========           =============